Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Datatec Systems, Inc. on Form S-1 of our report dated October 2, 2002 (January 25, 2003 as to Note 2) appearing in the Prospectus, which is a part of such Registration Statement, of our report dated October 2, 2002 (January 25, 2003 as to Note 2) relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche, LLP

New York, New York

May 27, 2003